Exhibit 1.1

INVENTRUST PROPERTIES CORP.

COMMON STOCK (PAR VALUE $0.001 PER SHARE)

AMENDMENT NO. 2 TO
EQUITY DISTRIBUTION AGREEMENT
February 12, 2026

AMENDMENT NO. 2 TO EQUITY DISTRIBUTION AGREEMENT
AMENDMENT NO. 2, dated as of February 12, 2026 (the “Amendment No. 2”), by and among InvenTrust Properties Corp., a Maryland corporation (the “Company”), and Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Truist Securities, Inc., as sales agents, principals and/or (except in the case of BTIG, LLC and Fifth Third Securities, Inc.) forward sellers (in any such capacity, each a “Manager” and, collectively, the “Managers”) and Wells Fargo Bank, National Association, Bank of America, N.A., Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc. and Truist Bank, each as forward purchasers (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”) to that certain Equity Distribution Agreement, dated March 7, 2022, as amended by Amendment No. 1 thereto, dated February 20, 2025 (the “Agreement”).
W I T N E S S E T H:
WHEREAS, the Company, Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc., as sales agents, principals and/or (except in the case of BTIG, LLC) forward sellers (in such capacity, together the “Original Managers”), and Wells Fargo Bank, National Association, Bank of America, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association and KeyBanc Capital Markets Inc., as forward purchasers (in such capacity, together the “Original Forward Purchasers” and together with the Company and the Original Managers, the “Original Parties”) are (except in the case of J.P. Morgan Securities LLC and JPMorgan Chase Bank, National Association) parties to the Agreement;
WHEREAS, the Original Parties amended the Agreement on February 20, 2025 to modify the definition of certain defined terms set forth in the Agreement and used therein, and to add Deutsche Bank Securities Inc., Deutsche Bank AG, London Branch, Fifth Third Securities, Inc., Truist Securities, Inc. and Truist Bank as parties to the Agreement;
WHEREAS, J.P. Morgan Securities LLC and JPMorgan Chase Bank, National Association delivered written notice to the Company, and the other Original Parties, on September 23, 2025 terminating the Agreement in accordance with its terms as to themselves, in their respective capacities as Manager and Forward Purchaser, in each case effective as of 4:00 p.m. (New York time) on the date thereof;
WHEREAS, the parties to the Agreement as of the date hereof wish to amend the Agreement to modify the definition of certain defined terms set forth in the Agreement and used therein, and to add J.P. Morgan Securities LLC and JPMorgan Chase Bank, National Association (together, the “Additional Parties”) as parties to the Agreement;
WHEREAS, the Additional Parties wish to become parties to the Agreement, in each case with effect on and after February 12, 2026 (the “Effective Date”); and

WHEREAS, this Amendment No. 2 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment No. 2.
NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:
Section 1. Definitions.

    Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.
Section 2. Representation and Warranty.
(a)The Company represents and warrants to the Managers and the Forward Purchasers that this Amendment No. 2 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.
Section 3. Amendment of the Agreement.
(a)On and after the Effective Date, the references to “Manager” and “Managers” shall refer to each of Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Truist Securities, Inc.
(b)On and after the Effective Date, the references to “Forward Purchaser” and “Forward Purchasers” shall refer to Wells Fargo Bank, National Association, Bank of America, N.A., Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc. and Truist Bank.
(c)On and after the Effective Date, Section 17 of the Agreement is amended to add the following before the Company’s notice information:
if to J.P. Morgan Securities LLC shall be delivered, mailed or sent to J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Sanjeet Dewal, Email: sanjeet.s.dewal@jpmorgan.com; if to JPMorgan Chase Bank, National Association shall be delivered, mailed or sent to JPMorgan Chase Bank, National Association, New York Branch, 270 Park Avenue, New York, New York 10017, Attention: EDG Marketing Support, E-mail: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, with a copy to Attention: Sanjeet Dewal, Email: sanjeet.s.dewal@jpmorgan.com;
(d)The first paragraph of Exhibit A of the Agreement is amended as follows:
“This Notification sets forth the terms of the agreement of [NAME OF MANAGER] (the
“Manager”) with InvenTrust Properties Corp. (the “Company”) relating to the sale of shares of the Company’s common stock, $0.001 par value per share, having an aggregate gross sales price of up to $250,000,000, pursuant to the equity distribution agreement between the Company, Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC,

Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Truist Securities, Inc., Wells Fargo Bank, National Association, Bank of America, N.A., Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association and Truist Bank, dated March 7, 2022 and amended on each of February 20, 2025 and February 12, 2026 (as so amended, the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.”
(e)Notwithstanding anything to the contrary contained herein, this Amendment No. 2 shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Manager,” “Managers,” “Forward Purchaser” and “Forward Purchasers” contained in the Agreement prior to the Effective Date.
Section 4. No Other Amendments. Except as set forth herein, all the terms and provisions of the Agreement shall continue in full force and effect.
Section 5. Applicable Law. This Amendment No. 2 and any claim, controversy or dispute arising under or related to this Amendment No. 2 shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.
Section 6. Entire Agreement. The Agreement, as amended by this Amendment No. 2, represents the entire agreement between the Company, each Manager and each Forward Purchaser with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.
Section 7. Execution in Counterparts. This Amendment No. 2 may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Managers, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours, InvenTrust Properties Corp.
By:	/s/ Daniel J. Busch
	Name:	Daniel J. Busch
	Title:	President and Chief Executive Officer

Accepted as of the date first written above

By:    Wells Fargo Securities, LLC
By:        /s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director
By:    BofA Securities, Inc.
By:        /s/ Kevin M. King
Name: Kevin M. King
Title: Managing Director
By:    BTIG, LLC
By:        /s/ Eric Clark
Name: Eric Clark
Title: Managing Director
By:    Deutsche Bank Securities Inc.
By:        /s/ Ben Selinger
Name: Ben Selinger
Title: Managing Director
By:        /s/ Samir Abu-Khadra
Name: Samir Abu-Khadra
Title: Director

By:    Fifth Third Securities, Inc.
By:        /s/ Clayton Greene
Name: Clayton Greene
Title: Head of Equity Capital Markets
By:    Jefferies LLC
By:        /s/ William Barber
Name: William Barber
Title: Managing Director
By:    J.P. Morgan Securities LLC
By:        /s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director
By:    KeyBanc Capital Markets Inc.
By:        /s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Head of REGAL ECM
By:    Truist Securities, Inc.
By:        /s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director
As Managers

Accepted as of the date first written above

By:    Wells Fargo Bank, National Association
By:        /s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director
By:    Bank of America, N.A.
By:        /s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director
By:    Deutsche Bank AG, London Branch
By:        /s/ Joachim Sciard
Name: Joachim Sciard
Title: Managing Director
By:        /s/ Natasha Hossain
Name: Natasha Hossain
Title: Director
By:    Jefferies LLC
By:        /s/ William Barber
Name: William Barber
Title: Managing Director
By:    JPMorgan Chase Bank, National Association
By:        /s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

By:    KeyBanc Capital Markets Inc.
By:        /s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Head of REGAL ECM
By:    Truist Bank
By:        /s/ Rakesh Mangat
Name: Rakesh Mangat
Title: Managing Director
As Forward Purchasers